Exhibit (i)

Diana E. McCarthy
215-988-1146 Direct
215-988-2757 Fax
Diana.McCarthy@dbr.com
Law Offices One Logan Square, Ste. 2000 Philadelphia, PA 19103-6996 (215) 988-2700 phone (215) 988-2757 fax
www.drinkerbiddle.com
CALIFORNIA
DELAWARE
ILLINOIS
NEW JERSEY
NEW YORK
PENNSYLVANIA
TEXAS
WASHINGTON D.C.
Established 1849
July 27, 2017
Northern Funds
50 South LaSalle Street
Chicago, IL 60603
Re: Registration Statement on Form N-1A/Issuance of Shares
Ladies and Gentlemen:
We have acted as counsel for Northern Funds, a Delaware statutory trust (the “Trust”), organized under an Agreement and Declaration of Trust dated February 7, 2000 (the “Declaration of Trust”) in connection with the registration under the Securities Act of 1933, as amended (the “1933 Act”), pursuant to a Registration Statement on Form N-1A (File Nos. 33-73404 and 811-08236), of the Trust’s shares of beneficial interest, which are divided into forty-three portfolios. This opinion relates to the following portfolios: Money Market Fund; U.S. Government Money Market Fund; U.S. Government Select Money Market Fund; Municipal Money Market Fund; U.S. Government Fund; Short-Intermediate U.S. Government Fund; Intermediate Tax-Exempt Fund; California Intermediate Tax-Exempt Fund; Fixed Income Fund; Tax-Exempt Fund; Arizona Tax-Exempt Fund; California Tax-Exempt Fund; High Yield Municipal Fund; High Yield Fixed Income Fund; Income Equity Fund; Stock Index Fund; Large Cap Value Fund; Small Cap Index Fund; Small Cap Value Fund; Small Cap Core Fund; International Equity Fund; Technology Fund; International Equity Index Fund; Mid Cap Index Fund; Large Cap Core Fund; Emerging Markets Equity Index Fund; Global Real Estate Index Fund; Bond Index Fund; Short-Intermediate Tax-Exempt Fund; Global Sustainability Index Fund; Tax-Advantaged Ultra-Short Fixed Income Fund; Ultra-Short Fixed Income Fund; Global Tactical Asset Allocation Fund; Core Bond Fund; Short Bond Fund; U.S. Treasury Index Fund; Active M Emerging Markets Equity Fund; Active M International Equity Fund; Active M U.S. Equity Fund; Multi-Manager Emerging Markets Debt Opportunity Fund; Multi-Manger Global Listed Infrastructure Fund; Multi-Manager Global Real Estate Fund; and Multi-Manager High Yield Opportunity Fund. Shares of the aforesaid classes of shares of beneficial interest are referred to hereinafter as “Shares.” The aforesaid Registration Statement, as amended to the effective date of Post-Effective Amendment No.130 to the Trust’s Registration Statement on Form N-1A (“PEA No. 130), is referred to hereinafter as the “Registration Statement.” The Trust is authorized to issue an unlimited number of Shares in each of the aforesaid portfolios.

Northern Funds

July 28, 2017

We have reviewed the Registration Statement and the Trust’s Declaration of Trust, as amended, its by-laws and certain resolutions adopted by its Trustees, and have considered such other legal and factual matters as we have deemed appropriate.

This opinion is based exclusively on the Delaware Statutory Trust Act and the federal law of the United States of America.

Based on the foregoing, we are of the opinion that the Shares registered under the Registration Statement will be, when issued against payment therefor as described therein, legally issued, fully paid and non-assessable by the Trust, and that, under Delaware law, the holders of the Shares will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware (except that we express no opinion as to such holders who are also Trustees of the Trust). Pursuant to Section 2 of Article VIII of the Declaration of Trust, the Trustees have the power to cause shareholders, or shareholders of a particular series or class of Shares, to pay certain custodian, transfer, servicing or similar agent charges by setting off the same against declared but unpaid dividends or by reducing Share ownership (or by both means).

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as part of PEA No.130. Except as provided in this paragraph, the opinion set forth above is expressed solely for the benefit of the addressee hereof in connection with the matters contemplated hereby and may not be relied upon by, or filed with, any other person or entity or for any other purpose without our prior written consent.

We hereby consent to the use of our name and to the references to our Firm under the caption “Additional Trust Information – Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information included in PEA No.130. This consent does not constitute a consent under Section 7 of the 1933 Act, and in consenting to the use of our name and the references to our Firm under such caption we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under said Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/S/ DRINKER BIDDLE & REATH LLP
DRINKER BIDDLE & REATH LLP